                                                                    EXHIBIT 4.16


                              FIRST AMENDMENT TO
                            STOCKHOLDERS AGREEMENT

          AMENDMENT, dated May 2, 2000 (this "Amendment Agreement"), among
                                              -------------------
Outboard Marine Corporation, a Delaware corporation (the "Company"), Quantum
                                                          -------
Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"),
                                                                     ---
Greenlake Holdings II LLC, a Delaware limited liability company ("Greenlake II")
                                                                  ------------
and Greenlake Holdings III LLC, a Delaware limited liability company ("Greenlake
                                                                       ---------
III"), to that certain STOCKHOLDERS AGREEMENT, dated January 28, 2000 (the
---
"Existing Agreement"), among the Company, QIP, and Greenlake II.  Unless
 ------------------
otherwise set forth in this Amendment Agreement, capitalized terms have the respective meanings assigned to them in the Existing Agreement.

          WHEREAS, the Company, QIP and Greenlake II entered into the Existing Agreement in connection with their acquisition on January 28, 2000 of an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and warrants
                                      ------------------------
(the "Existing Warrants") to purchase an aggregate of 5,750,000 shares of the
      -----------------
Company's Common Stock in order to restrict the transfer of such securities and to provide for, among other things, first offer, tag-along and preemptive rights and certain other rights under certain conditions; and

          WHEREAS, the Company proposes to issue and sell to QIP and Greenlake III or their affiliates $15,000,000 aggregate principal amount of the Company's Subordinated Notes due June 1, 2000 (the "Subordinated Notes"), and warrants
                                          ------------------
(the "New Warrants") to purchase an aggregate of 330,000 shares of the Company's
      ------------
Common Stock pursuant to the terms of a Subordinated Note and Warrant Purchase Agreement, dated the date hereof (the "Subordinated Notes Purchase Agreement"),
                                       -------------------------------------
among the Company, QIP and Greenlake III; and

          WHEREAS, the Existing Agreement provides that the Existing Agreement may amended by an amendment in writing signed by the Company and the Stockholders holding 75% of the voting power of the Shares held by Stockholders; and

          WHEREAS, QIP and Greenlake II hold, in the aggregate, in excess of 75% of the voting power of the Shares held by Stockholders; and

          WHEREAS, the parties wish to amend the Existing Agreement in order to
(i) exempt the transactions contemplated by the Subordinated Notes Purchase Agreement from the preemptive rights provisions of the Existing Agreement, (ii) restrict the transfer of the securities to be issued pursuant to the Subordinated Notes Purchase Agreement, and (iii) to add Greenlake III as a Stockholder hereunder;

          NOW, THEREFORE, the Company, QIP, Greenlake II and Greenlake III hereby agree to amend the Existing Agreement as follows:

          1.   Amendments to Section 1 of the Existing Agreement (Definitions).
               ---------------------------------------------------------------

               (a) Section 1 of the Existing Agreement is hereby amended to add the following additional definitions:


                   "Amendment Agreement" means the Amendment Agreement, dated
                    -------------------
     May 2, 2000, among the Company, QIP, Greenlake II and Greenlake III amending that certain Stockholders Agreement, dated January 28, 2000, among the Company, QIP, and Greenlake II.

                   "Existing Agreement" is defined in the preamble to the
                    ------------------
     Amendment Agreement.

                   "Existing Warrants" is defined in the first recital of the
                    -----------------
     Amendment Agreement.

                   "Greenlake II" is defined in the preamble to the Amendment
                    ------------
     Agreement.

                   "Greenlake III" is defined in the preamble to the Amendment
                    -------------
     Agreement.

                   "New Warrants" is defined in the second recital of the
                    ------------
     Amendment Agreement.

                   "Series A Preferred Stock" is defined in the first recital
                    ------------------------
     of the Amendment Agreement.

                   "Series B Preferred Stock" means the shares of the Company's
                    ------------------------
     Series B Convertible Preferred Stock issuable upon conversion of the Subordinated Notes.

                   "Subordinated Notes" is defined in the second recital of the
                    ------------------
     Amendment Agreement.

                   "Subordinated Notes Purchase Agreement" is defined in the
                    -------------------------------------
     second recital of the Amendment Agreement.

               (b) Section 1 of the Existing Agreement is hereby further amended by substituting the following definitions for the definition of such terms contained in the Existing Agreement:

                    "Preferred Stock" means the shares of the Company's Series A
                     ---------------
     Preferred Stock and Series B Preferred Stock.

                    "Stockholders" means (a) QIP, Greenlake II and Greenlake III
                     ------------
     and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term "Stockholder"
                                                                -----------
     shall mean any such Person.

                    "Warrants" means the Existing Warrants and the New Warrants.
                     --------

          2.   Amendment of Section 4 of the Existing Agreement (Future Issuance
               -----------------------------------------------------------------
of Shares; Preemptive Rights). Section 4 of the Existing Agreement is hereby
-----------------------------
amended by adding an new Subsection 4.5 providing as follows:

                    4.5  Exempt Transactions. Anything in Sections 4.1 through
                         -------------------
     4.4 to the contrary notwithstanding, the Company may consummate the transactions contemplated by the Subordinated Notes Purchase Agreement, including the issuance of the Subordinated Notes and the New Warrants, without complying with the provisions of said Sections 4.1 through 4.4, and the holders of the securities issued pursuant to the Subordinated Notes Purchase Agreement, as well as any securities into which such securities may be converted or for which such securities may be exercised, shall enjoy all rights of ownership thereof notwithstanding the fact that the Company has not complied with the provisions of Section 4.1 through 4.4 hereof in connection with the initial issuance thereof.

          3.   Amendment to Section 5.1 of the Existing Agreement (After-
               ----------------------------------------------------------
Acquired Securities). Section 5.1 of the Existing Agreement is hereby amended
--------------------
and restated in its entirety to read as follows:

                    5.1  After-Acquired Securities.  All of the provisions of
                         -------------------------
     this Agreement shall apply to all of the Shares and Common Stock Equivalents issued pursuant to the Stock Purchase Agreement and to the Subordinated Notes Purchase Agreement (including, without limitation, shares of Series B Preferred Stock issued upon conversion of the Subordinated Notes).

          4.   Amendment to Section 6.4 of the Existing Agreement (Board
               ---------------------------------------------------------
Representation).  Section 6.4 of the Existing Agreement is hereby amended and
---------------
restated in its entirety to read as follows:

                    6.4  Board Representation.  For so long as QIP, Greenlake II
                         --------------------
     and Greenlake III, or Affiliates thereof, collectively own at least 50% of the outstanding shares of Preferred Stock, the Company's Board of Directors shall be expanded to add one additional director (the "Additional
                                                            ----------
     Director") who shall be selected by the holders of a majority of the
     --------
     outstanding shares of Preferred Stock. The Company will use its best efforts to cause the Additional Director to be nominated and to solicit proxies for his or her election.

          5.   Representations and Agreements of Greenlake III.  Greenlake III
               -----------------------------------------------
does hereby acknowledge and agree that (i) it has been given a copy of the Existing Agreement and this Amendment Agreement, afforded ample opportunity to read and to have counsel review it, and is thoroughly familiar with its terms,
(ii) any Shares (including any Common Stock Equivalents) which it may now or hereafter acquire are and shall be subject to the terms and conditions set forth in the Existing Agreement, as amended by this Amendment Agreement (the "Agreement"), and (iii) it agrees fully to be bound by the terms of the Agreement as a Stockholder, as such term is defined in the Agreement.

          6.   Miscellaneous.
               -------------

               6.1  Headings.  The headings in this Amendment Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               6.2  GOVERNING LAW.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED
                    -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

               6.3  Continuation of Existing Agreement.  Any reference in the
                    ----------------------------------
Existing Agreement to "this Agreement" of "hereof" or using words of similar meaning, shall be deemed to refer to the Existing Agreement as amended by this Amendment Agreement. Except as specifically amended hereby, the Existing Agreement shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment Agreement on the date first written above.


                      OUTBOARD MARINE CORPORATION


                      By:  /s/ Eric T. Martinez
                           -------------------------------
                           Name:  Eric T. Martinez
                           Title: Interim CFO and Vice President and
                           Treasurer


                      QUANTUM INDUSTRIAL PARTNERS LDC


                      By: /s/ Michael C. Neus
                          --------------------------------
                          Name:  Michael C. Neus
                          Title: Attorney-In-Fact


                      GREENLAKE HOLDINGS II LLC


                      By: /s/ Gary K. Duberstein
                          --------------------------------
                          Name:  Gary K. Duberstein
                          Title: Vice President


                      GREENLAKE HOLDINGS III LLC


                      By: /s/ Gary K. Duberstein
                          --------------------------------
                          Name:  Gary K. Duberstein
                          Title: Vice President